UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2024

Genvor Incorporated
(Exact name of registrant as specified in its charter)

Nevada	000-56589	83-2054746
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 S. Elliott Road, Suite 538

Chapel Hill, NC 27514

(Address of principal executive offices)

(984) 261-7338

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 9, 2024, the independent certifying accountant of Genvor Incorporated (the “Company”) notified the Company that the Company’s financial statements for the periods ending September 30, 2022, December 31, 2022, March 31, 2023, and June 30, 2023, should no longer be relied upon because the Company had incorrectly recorded a liability for what it believed was a required extension payment associated with its USDA CRADA research contract as of September 30, 2022. However, the Company was mistaken, and there was no additional payment necessary to extend the contract—only the amount originally due which had already been recorded. The error resulted in the overstatement of the Company’s current liabilities and net loss by approximately $246,000 as of the periods indicated. The Company’s Interim Chief Executive Officer discussed with the Company’s independent accountant the matters disclosed herein on January 9, 2024.

The Company intends to file restated financial statement and amended periodic reports with such restated financial statements immediately following the filing of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENVOR INCORPORATED

Dated: January 16, 2024	By:	/s/ Judith S. Miller
Judith S. Miller
Interim Chief Executive Officer